Exhibit 10.10

                           , 2007
EMPLOYMENT AGREEMENT
     This Employment Agreement (this “Agreement”), dated as of                     , 2007, is between Hushang Ansary (“Employee”) and Stewart & Stevenson LLC, a limited liability company organized under the laws of Province of New Brunswick (the “Company”). This Agreement shall become effective and the obligations herein shall commence upon the date hereof (the “Effective Date”).
     The parties hereto agree as follows:
I. DEFINITIONS
     1.1 Definitions. In addition to terms defined elsewhere in this Agreement, for purposes of this Agreement, the following terms will have the following respective meanings when used in this Agreement with initial capital letters:
          (a) “Affiliate”: with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the respective meanings correlative to the foregoing. With respect to any natural Person, “Affiliate” will also include such Person’s grandparents, any descendants of such Person’s grandparents, the grandparents of such Person’s spouse and any descendants of the grandparents of such Person’s spouse (in each case, whether by blood, adoption or marriage).
          (b) “Agreement”: as defined in the introductory paragraph.
          (c) “Company”: as defined in the introductory paragraph.
          (d) “Disability”: a physical or mental incapacity as a result of which Employee becomes unable to continue to perform fully his duties hereunder for 90 consecutive calendar days or for shorter periods aggregating 90 or more days in any 12-month period or upon the determination by a physician selected by the Company that Employee will be unable to return to work and perform his duties on a full-time basis within 90 calendar days following the date of such determination on account of mental or physical incapacity.
          (e) “Effective Date”: as defined in the introductory paragraph.
          (f) “Employee”: as defined in the introductory paragraph.
          (g) “Employment Period”: as defined in Section 2.1.
          (h) “Estate”: as defined in Section 2.6(b).
          (i) “GAAP”: generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.

          (j) “Initial Base Salary”: as defined in Section 2.3.
          (k) “Person”: an individual, a corporation, a partnership, a limited liability company, an association, a trust, a joint stock corporation, a joint venture, an unincorporated organization or any federal, state, county, city, municipal or other local or foreign government or any subdivision, authority, commission, board, bureau, court, administrative panel or other instrumentality thereof.
          (l) “Salary”: as defined in Section 2.3.
          (m) “Subsidiary”: with respect to any Person, (i) any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) any limited liability company, partnership, association or other business entity, of which a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses, or is or controls the managing member or general partner of such limited liability company, partnership, association or other business entity.
          (n) “Termination Date”: as defined in Section 2.1.
II. TERMS OF EMPLOYMENT
     2.1 Employment Period. This Agreement and Employee’s employment hereunder will commence on the Effective Date and continue until terminated in accordance with Section 2.6 or otherwise (the “Employment Period”). The date on which Employee’s employment hereunder terminates pursuant to Section 2.6 or otherwise, is referred to herein as the “Termination Date”.
     2.2 Duties During Employment Period. Employee will be an employee of, and serve as the Chairman of, the Company. In such capacity, Employee will perform such duties and exercise such powers that are customarily consistent with the position of Chairman of the Company, and agrees to use his best efforts to discharge such duties and responsibilities. Employee agrees that to the best of his ability and experience he shall at all times conscientiously perform all of his duties and obligations under the terms of this Agreement.
     2.3 Compensation.
     For Employee’s services under this Agreement, the Company will pay to Employee an annual base salary (“Salary”) of $2,500,000.00 (the “Initial Base Salary”). The Company may review the amount of Salary from time to time, and the Company may adjust Salary after any such review, with any such adjustments effective as of the dates determined by the Company, provided that in no event may Salary be adjusted below the Initial Base Salary. Employee’s

Salary will be payable to Employee periodically with the normal practices of the Company and less all previously authorized or legally required deductions and withholding.
     2.4 Benefits.
          (a) Benefits. During the Employment Period, Employee shall be entitled to participate in all pension, medical, retirement and other benefit plans and programs generally available to the Company’s other senior executive officers, provided that Employee meets the eligibility requirements under those plans and programs. Employee shall be subject to the terms and conditions of the plans and programs, including, without limitation, the Company’s right to amend or terminate the plans and programs at any time and without advance notice to the participants.
          (b) Vacation. Employee shall be entitled to paid vacation in accordance with the vacation policy of the Company. Employee shall also be entitled to all paid holidays and to reasonable sick leave in accordance with the policies of the Company applicable to its employees.
     2.5 Deductions and Withholdings. All amounts payable or that become payable under this Agreement will be subject to any deductions and withholdings required by law.
     2.6 Special Termination Provisions.
          (a) Termination for Disability. The Company will have the right to terminate Employee’s employment hereunder at any time upon the Disability of Employee during the Employment Period. If Employee’s employment is terminated because of Employee’s Disability, the Company will pay to Employee such amount for which Employee is eligible under the disability policies of the Company applicable to its employees as in effect from time to time. Such amount will be paid to Employee as and at such times as Employee would have otherwise received his Salary had he remained an employee of the Company. This Agreement in all other respects will terminate upon the Disability of Employee, except as otherwise provided in this Agreement.
          (b) Termination by Death of Employee. If Employee dies during the Employment Period, the Company will pay to such Person or Persons as Employee may designate in writing or, in the absence of such designation, to the estate of Employee (as the case may be, the “Estate”) accrued but unpaid Salary. The payments described in the preceding sentence will be paid as and at such times as Employee would have otherwise received such payments had he remained an employee of the Company. This Agreement in all other respects will terminate upon the death of Employee, except as otherwise provided in this Agreement, and all rights of Employee and his heirs, legatees, descendants, testamentary executors and testamentary administrators regarding compensation and other benefits under this Agreement shall cease.
III. MISCELLANEOUS
     3.1 Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or by a nationally recognized overnight courier service or when dispatched if during normal business hours by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) to the appropriate party at the address specified below:
          (a) If to the Company, to:
Stewart & Stevenson LLC
1000 Louisiana, Suite 5900
Houston, Texas 77002
Attention: Chief Executive Officer
          (b) If to Employee, to:
Mr. Hushang Ansary
Chairman
Stewart & Stevenson LLC
1000 Louisiana, Suite 5900
Houston, Texas 77002
or to such other address or addresses as any such party may from time to time designate as to itself by like notice.
     3.2 Amendments and Waivers.
          (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
          (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.
     3.3 Successors and Assigns. The provisions, obligations and rights of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and administrators.
     3.4 No Third Party Beneficiaries. Except as otherwise expressly provided for herein, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.
     3.5 Governing Law. This Agreement will be governed by and construed under, and any dispute determined in accordance with, the laws of the State of New York without regard to conflict-of-laws principles that would require the application of any other law.

     3.6 Counterparts. This Agreement may be signed in any number of counterparts, including via facsimile transmission, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     3.7 Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.
     3.8 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof. If any provision of this Agreement is finally judicially determined to be invalid, ineffective or unenforceable, the determination will apply only in the jurisdiction in which such final adjudication is made, and such provision will be deemed severed from this Agreement for purposes of such jurisdiction only, but every other provision of this Agreement will remain in full force and effect, and there will be substituted for any such provision held invalid, ineffective or unenforceable, a provision of similar import reflecting the original intent of the parties to the extent permitted under applicable law.
     3.9 Certain Interpretive Matters.
          (a) Unless the context otherwise requires, (i) all references to Sections are to Sections of this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) words in the singular include the plural and vice versa, and (iv) the terms “herein,” “hereof,” “hereby,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual section or portion hereof.
          (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or his or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.
     3.10 Entire Agreement. Except as may be set forth in the Asset Purchase Agreement or other agreement executed simultaneously with the Asset Purchase Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

STEWART & STEVENSON LLC
By:
[Name]
[Title]

Hushang Ansary